EXHIBIT 3.7

AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

OF

EXPEDIA, INC.

Expedia, Inc. (hereinafter called the “Corporation”), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, does hereby certify:

1.                                       The name of the corporation is:  Expedia, Inc.  The original Certificate of Incorporation was filed with the Secretary of State of the State of Delaware on April 18, 2005.

2.                                       This Amended and Restated Certificate of Incorporation has been duly adopted by the Board of Directors of the Corporation and by its sole stockholder in accordance with the applicable provisions of Sections 228, 242 and 245 of the General Corporation Law of the State of Delaware.

3.                                       This Amended and Restated Certificate of Incorporation restates and integrates and amends the provisions of the Certificate of Incorporation of the Corporation in its entirety.

The text of the Certificate of Incorporation of the Corporation is hereby amended and restated to read in its entirety as follows:

ARTICLE I

The name of the Corporation is Expedia, Inc.

ARTICLE II

The address of the Corporation’s registered office in the State of Delaware is 1209 Orange Street, City of Wilmington, County of New Castle, 19801.  The name of the registered agent at such address is The Corporation Trust Company.

ARTICLE III

The purpose of the Corporation is to engage in any lawful act or activity for which a corporation may be organized under the Delaware General Corporation Law.

ARTICLE IV

The Corporation shall have the authority to issue one billion six hundred million (1,600,000,000) shares of $0.001 par value Common Stock, four hundred million (400,000,000)

shares of $0.001 par value Class B Common Stock, and one hundred million (100,000,000) shares of $0.01 par value Preferred Stock.

A statement of the designations of each class and the powers, preferences and rights, and qualifications, limitations or restrictions thereof is as follows:

A.                                    COMMON STOCK

(1)                                  The holders of the Common Stock shall be entitled to receive, share for share with the holders of shares of Class B Common Stock, such dividends if, as and when declared from time to time by the Board of Directors.

(2)                                  In the event of the voluntary or involuntary liquidation, dissolution, distribution of assets or winding-up of the Corporation, the holders of the Common Stock shall be entitled to receive, share for share with the holders of shares of Class B Common Stock, all the assets of the Corporation of whatever kind available for distribution to Stockholders, after the rights of the holders of the Preferred Stock have been satisfied.

(3)                                  Each holder of Common Stock shall be entitled to vote one vote for each share of Common Stock held as of the applicable date on any matter that is submitted to a vote or to the consent of the Stockholders of the Corporation.  Except as otherwise provided herein or by the General Corporation Law of the State of Delaware, the holders of Common Stock and the holders of Class B Common Stock shall at all times vote on all matters (including the election of directors) together as one class.

B.                                    CLASS B COMMON STOCK

(1)                                  The holders of the Class B Common Stock shall be entitled to receive, share for share with the holders of shares of Common Stock, such dividends if, as and when declared from time to time by the Board of Directors.

(2)                                  In the event of the voluntary or involuntary liquidation, dissolution, distribution of assets or winding-up of the Corporation, the holders of the Class B Common Stock shall be entitled to receive, share for share with the holders of shares of Common Stock, all the assets of the Corporation of whatever kind available for distribution to Stockholders, after the rights of the holders of the Preferred Stock have been satisfied.

(3)                                  Each holder of Class B Common Stock shall be entitled to vote ten votes for each share of Class B Common Stock held as of the applicable date on any matter that is submitted to a vote or to the consent of the Stockholders of the Corporation.  Except as otherwise provided herein or by the General Corporation Law of the State of Delaware, the holders of Common Stock and the holders of Class B Common Stock shall at all times vote on all matters (including the election of directors) together as one class.

C.                                    OTHER MATTERS AFFECTING SHAREHOLDERS OF COMMON STOCK AND CLASS B COMMON STOCK

(1)                                  In no event shall any stock dividends or stock splits or combinations of stock be declared or made on Common Stock or Class B Common Stock unless the shares of Common Stock and Class B Common Stock at the time outstanding are treated equally and identically, except that such dividends or stock splits or combinations shall be made in respect of shares of Common Stock and Class B Common Stock in the form of shares of Common Stock or Class B Common Stock, respectively.

(2)                                  Shares of Class B Common Stock shall be convertible into shares of the Common Stock of the Corporation at the option of the holder thereof at any time on a share for share basis.  Such conversion ratio shall in all events be equitably preserved in the event of any recapitalization of the Corporation by means of a stock dividend on, or a stock split or combination of, outstanding Common Stock or Class B Common Stock, or in the event of any merger, consolidation or other reorganization of the Corporation with another corporation.

(3)                                  Upon the conversion of Class B Common Stock into shares of Common Stock, said shares of Class B Common Stock shall be retired and shall not be subject to reissue.

(4)                                  Notwithstanding anything to the contrary in this Certificate of Incorporation, the holders of Common Shares, acting as a single class, shall be entitled to elect twenty-five percent (25%) of the total number of directors, and in the event that twenty-five percent (25%) of the total number of directors shall result in a fraction of a director, then the holders of the Common Stock, acting as a single class, shall be entitled to elect the next higher whole number of directors.

D.                                    PREFERRED STOCK

(1)                                  The Board of Directors shall, by resolution, designate the powers, preferences, rights and qualifications, limitations and restrictions of the Preferred Stock.  Pursuant to subsection 242(b) of the Delaware General Corporation Law, the number of authorized shares of Preferred Stock or any class or series thereof may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the voting power of the Corporation entitled to vote irrespective of such subsection.

(2)                                  The powers, preferences, rights and qualifications, limitations and restrictions of the Corporation’s Series A Cumulative Convertible Preferred Stock are set forth in Annex A hereto, and incorporated herein by reference.

ARTICLE V

The Board of Directors of the Corporation is expressly authorized to make, alter or repeal By-Laws of the Corporation, but the Stockholders may make additional By-Laws and may alter or repeal any By-Law whether adopted by them or otherwise.

ARTICLE VI

Elections of directors need not be by written ballot except and to the extent provided in the By-Laws of the Corporation.

ARTICLE VII

The Corporation is to have perpetual existence.

ARTICLE VIII

Each person who is or was or had agreed to become a director or officer of the Corporation, or each such person who is or was serving or who had agreed to serve at the request of the Board of Directors or an officer of the Corporation as an employee or agent of the Corporation or as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise (including the heirs, executors, administrators or estate of such person), shall be indemnified by the Corporation, in accordance with the By-Laws of the Corporation, to the full extent permitted from time to time by the General Corporation Law of the State of Delaware as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than said law permitted the Corporation to provide prior to such amendment) or any other applicable laws as presently or hereinafter in effect.  Without limiting the generality or the effect of the foregoing, the Corporation may enter into one or more agreements with any person that provide for indemnification greater or different than that provided in this Article VIII.  Any amendment or repeal of this Article VIII shall not adversely affect any right or protection existing hereunder immediately prior to such amendment or repeal.

ARTICLE IX

A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the General Corporation Law of the State of Delaware, or (iv) for any transaction from which the director derived an improper personal benefit.  Any amendment or repeal of this Article IX shall not adversely affect any right or protection of a director of the Corporation existing immediately prior to such amendment or repeal.  The liability of a director shall be further eliminated or limited to the full extent permitted by Delaware law, as it may hereafter be amended.

ARTICLE X

Meetings of stockholders may be held within or without the State of Delaware, as determined by the Board of Directors.  The books of the Corporation may be kept (subject to any provision contained in the Delaware General Corporation Law) outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the By-Laws of the Corporation.

ARTICLE XI

The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by the Delaware General Corporation Law, and all rights conferred upon stockholders herein are granted subject to this reservation except that under no circumstances may such amendment be adopted except as prescribed by Article IV, above, and provided further that the rights of the

Class B Common Stock may not be amended, altered, changed or repealed without the approval of the holders of the requisite number of said shares of Class B Common Stock.

ARTICLE XII

The number of directors of the Corporation shall be such number as shall be determined from time to time by resolution of the Board of Directors.

The Chairman of the Board of Directors of the Corporation may only be removed without cause by the affirmative vote of at least 80% of the entire Board of Directors.  The provisions of this paragraph may not be amended, altered, changed or repealed, or any provision inconsistent therewith adopted, without the approval of at least (i) 80% of the entire Board of Directors and (ii) 80% of the voting power of the Corporation’s outstanding voting securities, voting together as a single class.  This paragraph shall be of no force and effect following such time as the Chairman of the Board of Directors as of [      ], 2005 ceases to be Chairman of the Board of Directors pursuant to the terms of this paragraph and the Stockholders Agreement dated as of [      ], 2005 between Liberty Media Corporation and Barry Diller (the “Stockholders Agreement”).  This paragraph shall only apply with respect to a removal of the Chairman of the Board of Directors without Cause as such term is defined in the Stockholders Agreement.

ARTICLE XIII

A.                                    COMPETITION AND CORPORATE OPPORTUNITIES

 To the extent provided in the following sentence, the Corporation renounces any interest or expectancy of the Corporation or any of its Affiliated Companies in, or in being offered an opportunity to participate in, any Dual Opportunity about which a Dual Role Person acquires knowledge.  A Dual Role Person shall have no duty to communicate or offer to the Corporation or any of its Affiliated Companies any Dual Opportunity that such Dual Role Person has communicated or offered to IAC, shall not be prohibited from communicating or offering any Dual Opportunity to IAC, and shall not be liable to the Corporation or its stockholders for breach of any fiduciary duty as a stockholder, director or officer of the Corporation, as the case may be, resulting from (i) the failure to communicate or offer to the Corporation or any of its Affiliated Companies any Dual Opportunity that such Dual Role Person has communicated or offered to IAC or (ii) the communication or offer to IAC of any Dual Opportunity, so long as (x) the Dual Opportunity does not become known to the Dual Role Person in his or her capacity as a director or officer of the Corporation, and (y) the Dual Opportunity is not presented by the Dual Role Person to any party other than IAC and the Dual Role Person does not pursue the Dual Opportunity individually.

B.                                    CERTAIN MATTERS DEEMED NOT CORPORATE OPPORTUNITIES

In addition to and notwithstanding the foregoing provisions of this Article XIII, the Corporation renounces any interest or expectancy of the Corporation or any of its Affiliated Companies in, or in being offered an opportunity to participate in, any business opportunity that the Corporation is not financially able or contractually permitted or legally able to undertake.  Moreover, nothing in this Article XIII shall amend or modify in any respect any written contractual agreement between IAC on the one hand and the Corporation or any of its Affiliated Companies on the other hand.

C.                                    CERTAIN DEFINITIONS

For purposes of this Article XIII:

“Affiliate” means with respect to any Person, any other Person directly or indirectly controlling, controlled by or under common control with such Person.  For purposes of the foregoing definition, the term “controls,” “is controlled by,” or “is under common control with” means the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

“Affiliated Company” means (i) with respect to the Corporation, any Person controlled by the Corporation and (ii) with respect to IAC, any Person controlled by IAC.

“Dual Opportunity” means any potential transaction or matter which may be a corporate opportunity for both IAC/InterActiveCorp or its Affiliated Companies (“IAC”), on the one hand, and the Corporation or any of its Affiliated Companies, on the other hand.

“Dual Role Person” means any individual who is an officer or director of both the Corporation and IAC.

“Person” means an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization and a governmental entity or any department, agency or political subdivision thereof.

D.                                    TERMINATION

The provisions of this Article XIII shall have no further force or effect at such time as (i) the Corporation and IAC are no longer Affiliates and (ii) none of the directors and/or officers of IAC serve as directors and/or officers of the Corporation and its Affiliated Companies; provided, however, that any such termination shall not terminate the effect of such provisions with respect to any agreement, arrangement or other understanding between the Corporation or an Affiliated Company thereof on the one hand, and IAC, on the other hand, that was entered into before such time or any transaction entered into in the performance of such agreement, arrangement or other understanding, whether entered into before or after such time.

E.                                      DEEMED NOTICE

Any person or entity purchasing or otherwise acquiring or obtaining any interest in any capital stock of the Corporation shall be deemed to have notice and to have consented to the provisions of this Article XIII.

F.                                      SEVERABILITY

The invalidity or unenforceability of any particular provision, or part of any provision, of this Article XIII shall not affect the other provisions or parts hereof, and this Article XIII shall be construed in all respects as if such invalid or unenforceable provisions or parts were omitted.

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IN WITNESS WHEREOF, Expedia, Inc. has caused this Amended and Restated Certificate of Incorporation to be duly executed and acknowledged by its duly authorized officer this [      ] day of [      ], 2005.

EXPEDIA, INC.

By:
	Name:	Keenan M. Conder
	Title:	Senior Vice President,
General Counsel and Secretary